UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                November 15, 2006
                Date of report (Date of earliest event reported)

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                             TALLY HO VENTURES, INC.
             (Exact Name of Registrant as Specified in its Charter)

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             Delaware               333-104631             43-1988542
 (State of Other Jurisdiction of   (Commission           (IRS Employer
  Incorporation or Organization)   File Number)          Identification)

                 115 Route d' Arlon, L-8311 Capellen, Luxembourg
          (Address of principal executive offices, including zip code)

                                011-352 2630 1540
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 1 - Registrant's Business and Operations

     Item 1.01   Entry into a Material Definitive Agreement

     On August 4, 2006, Tally Ho Ventures, Inc., a Delaware corporation (the "Company"), entered into a certain Sale and Purchase Agreement (the "SPA") with Protrust Financial Services Group SA, a company incorporated under the laws of the Canton of Ticino, Switzerland ("Protrust"). Under the terms of the SPA, ProTrust agreed to sell to the Company all of the issued and outstanding shares of its wholly-owned subsidiary, Protrust Private Clients SA ("Protrust SA"), in consideration for, among other things, the delivery by the Company of a promissory note in the amount of US $3,000,000 (the "Promissory Note") and the issue by the Company to ProTrust of 1,500,000 shares of its common stock, par value $0.001 per share (the "Consideration Shares"). The parties also entered into certain ancillary agreements which are referenced in the Company's Current Report on Form 8-K filed with the SEC on August 16, 2006.

     The entire amount payable under the Promissory Note was due on or before October 31, 2006. Following negotiations, on November 15, 2006, the parties agreed to amend the Company's repayment of its indebtedness in connection with the foregoing purchase transaction as follows (without limitation):

     (i) The Company agreed to use its best efforts to obtain a purchaser for the Consideration Shares at a price exceeding US $2,000,000. However, Protrust will not be obligated to sell the Consideration Shares in the event the Company identifies such a buyer. The Company further agreed to increase the amount due under the Promissory Note by the amount, if any, any price received for the Consideration Shares is less than US $3,000,000;

     (ii) The Company also agreed to make quarterly payments in the amounts of US $350,000 each on March 31st, June 30th, September 30th and December 31, 2007, respectively, and each successive quarter until the Company's indebtedness is discharged in full;

     (iii) Protrust will retain and set off the bank points against the Company's quarterly payments until the Company's indebtedness is discharged in full; and

     (iv) The Company also agreed to pay to Protrust, within two weeks of the end of each quarter, a sum, if any, representing the amount by which the profits of the Company in the immediately preceding quarter exceed their working capital requirements (defined as the operational costs of the business for a three month period). In addition, the Company agreed that proceeds of all private stock sale, borrowings or any other similar capital raising activity will be first applied to its indebtedness to Protrust other than funds to provide for working capital.


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


                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       TALLY HO VENTURES, INC.

Date: November 21, 2006                By:   /s/ Nigel Gregg
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                                             President & Chief Executive Officer


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